   As filed with the Securities and Exchange Commission on September 9, 1998
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                          FIRST MIDWEST BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                         36-3161078
        (State of Incorporation)    (I.R.S. Employer Identification No.)

   300 Park Boulevard, Suite 405, Itasca, Illinois  60143-0459 (630) 875-7450
          (Address of principal executive offices, including zip code)


                          FIRST MIDWEST BANCORP, INC.
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                            Mr. Donald J. Swistowicz
                            Executive Vice President
                          First Midwest Bancorp, Inc.
                               300 Park Boulevard
                                   Suite 405
                          Itasca, Illinois  60143-0459
                                 (630) 875-7450
         (Telephone number, including area code, of agent for service)

                                  ____________

                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
                                             Proposed maximum      Proposed maximum      Amount of
Title of securities to     Amount to be     offering price per    aggregate offering    registration
   be registered (1)      registered (2)        share (3)              price (3)            fee
-----------------------   ---------------   ------------------    ------------------    ------------
Common Stock,
$.01 par value                25,000             $39.45                $986,250           $298.86
----------------------------------------------------------------------------------------------------

(1) The Registrant is also registering preferred share purchase rights which are evidenced by the certificates for the Common Stock being registered in a ratio of one Preferred Share Purchase Right for each share of Common Stock.

(2) Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) based upon the aggregate of (a) the weighted average option price per share for each of the 12,625 shares covered by options outstanding under the Plan on September 4, 1998 and (b) the averages of the high and low prices for the Common Stock reported on the NASDAQ National Market System on September 4, 1998.

                          FIRST MIDWEST BANCORP, INC.

                                    FORM S-8

                                     PART I

                   INFORMATION REQUIRED IN THE SECTION 10(a)

                                  PROSPECTUSES

The documents containing the information required by this section will be given to persons eligible to participate in the First Midwest Bancorp, Inc. Non-Employee Directors' Stock Option Plan and are not required to be filed with the Commission as a part of this Registration Statement.

                          FIRST MIDWEST BANCORP, INC.

                                   FORM S-8

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 0-10967) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Amendment on Form 10-K/A thereto;

     (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

     (3) The Registrant's Current Reports on Form 8-K dated January 23, 1998, April 28, 1998, May 28 1998, June 22, 1998, July 1, 1998 and August
          20, 1998; and

     (4) The description of the Common Stock, $.01 par value, and Preferred Stock purchases rights associated with the Common Stock of the Registrant, no par value, as contained in the Registrant's Registration Statement on Form 8-A, dated February 17, 1989, as amended by subsequently filed reports on Form 8-A.

     All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in the Registration Statement and are a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorney's fees) that are actually and reasonably incurred by him ("Expenses"), and judgements, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a matter he reasonably believed to be in or not opposed to the corporations' best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made
(1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement or otherwise.

     The Registrant's Amended and Restated By-laws and Restated Certificate of Incorporation provide for indemnification of the Registrant's directors, officers, employees and other agents to the fullest extent not prohibited by Delaware law.

     The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Registrant Amended and Restated By-laws and Restated Certificate of Incorporation. These agreements, among other things, will indemnify the Registrant's directors and executive officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out of pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Registrant or any third party) and liabilities of any type whatsoever (including, but not limited to, judgements, fines and settlement fees) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action suit or other proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director, officer, employee or other agent of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

     The Registrant's Restated Certificate of Incorporation is consistent with
Section 102(b)(7) of the Delaware General Corporation Law, which generally permits a corporation to include a provision limiting the personal liability of a director in the corporation's certificate of incorporation. With limitations, this provision eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate director liability: (1) for breaches of duty of loyalty to the Registrant and its stockholders; (2) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for transactions from which a director derives improper personal benefit; or (4) under Section 174 of the

Delaware General Corporation Law ("Section 174"). Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. While this provision protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. The limitations in this provision have no effect on claims arising under the securities laws.

     The Registrant maintains liability insurance for the benefit of its directors and officers.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     The Exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.


ITEM 9. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the intimal bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1993, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Itasca, State of Illinois, on this 9th day September, 1998.

                                         FIRST MIDWEST BANCORP, INC.



                                         By: ROBERT P. O'MEARA
                                             -----------------------------------
                                             Robert P. O'Meara
                                             Chairman of the Board and Chief
                                             Executive Officer


                               POWER OF ATTORNEY

     The undersigned officers and directors of First Midwest Bancorp, Inc., do hereby constitute and appoint Robert P. O'Meara and Donald J. Swistowicz, and either one of them, as their attorneys-in-fact with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed on this 9/th/ day September, 1998 by the following persons in the capacities indicated.

           Signatures                                   Capacity
---------------------------------          -------------------------------------

        ROBERT P. O'MEARA
---------------------------------          Chairman of the Board of Directors
        Robert P. O'Meara                  and Chief Executive Officer


         ANDREW B. BARBER
---------------------------------          Honorary Chairman of the Board of
         Andrew B. Barber                  Directors

         JOHN M. O'MEARA
---------------------------------          President, Chief Operating Officer
         John M. O'Meara                   and Director


      DONALD J. SWISTOWICZ
---------------------------------          Executive Vice President, Chief
      Donald J. Swistowicz                 Financial and Accounting Officer

       VERNON A. BRUNNER
---------------------------------          Director
       Vernon A. Brunner

       BRUCE S. CHELBERG
---------------------------------          Director
       Bruce S. Chelberg

       WILLIAM J. COWLIN
---------------------------------          Director
       William J. Cowlin

        O. RALPH EDWARDS
---------------------------------          Director
        O. Ralph Edwards

        JOSEPH W. ENGLAND
---------------------------------          Director
        Joseph W. England

   BROTHER JAMES GAFFNEY, FCS
---------------------------------          Director
  Brother James Gaffney, F.C.S.

       THOMAS M. GARVIN
---------------------------------          Director
       Thomas M. Garvin

          JACK PAYAN
---------------------------------          Director
          Jack Payan

       JOHN L. STERLING
---------------------------------          Director
       John L. Sterling

     J. STEPHEN VANDERWOUDE
---------------------------------          Director
     J. Stephen Vanderwoude

       RICHARD T. WOJCIK
---------------------------------          Director
       Richard T. Wojcik

                                 EXHIBIT INDEX

                                                                                               Sequential
  Exhibit                                                                                         Page
  Number                               Description of Documents                                  Number
----------   ------------------------------------------------------------------------------    ----------
    4.1      Amended and Restated Rights Agreement, Form of Rights Certificate and
             Designation of Series A Preferred Stock of the Registrant, dated November
             15, 1995 is incorporated herein by reference to Exhibits (1) through (3) of            -
             the Registrant's Registration Statement on Form 8-A filed with the
             Securities and Exchange Commission on November 21, 1995.

    4.2      First Amendment to Rights Agreement, dated June 18, 1997, is                           -
             incorporated herein by reference to Exhibit 4 of the Registrant's
             Amendment No. 2 to the Registration Statement on Form 8-A filed with the
             Securities and Exchange Commission on June 30, 1997.

      5      Opinion of Vedder, Price, Kaufman & Kammholz.                                          9

   23.1      Consent of Vedder, Price, Kaufman and Kammholz (contained in the
             opinion filed as Exhibit 5).                                                           9

   23.2      Consent of Ernst & Young LLP.                                                         10

   23.3      Consent of KPMG Peat Marwick LLP.                                                     11

   23.4      Consent of Grant Thornton LLP.                                                        12

     24      Power of Attorney (set forth on the signature page hereof).                            6

     99      Non-Employee Directors' Stock Option Plan, is incorporated herein by reference to Exhibit 10.4 to the Registrant's Annual Report on Form 10-K
             dated December 31, 1997.                                                               -

   99.1      Form of Letter Agreement for Non-Employee Directors' Stock Options
             Grant executed between the Registrant and non-employee directors of the
             Registrant pursuant to the Registrant's Non-Employee Directors' Stock
             Option Plan, is incorporated herein by reference to Exhibit 10.9 to the
             Registrant's Annual Report on Form 10-K dated December 31, 1997.                       -